                                                                   Exhibit 10.37
                                                                   -------------




                                 PROMISSORY NOTE
                                 ---------------

                                December 3, 1999


     FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of Electric Fuel Corporation, a Delaware corporation ("EFC"), on the earlier of (a) ten years from the date of this note or (b) the date of termination of the Maker's employment with EFC, the principal sum of One Hundred Sixty-Seven Thousand and Nine Hundred Seventy-Five dollars (U.S. $167,975), together with simple interest from the date hereof on the principal amount from time to time unpaid at a per annum rate equal to the federal funds rate announced by the Wall Street Journal on the last business day preceding the date of the note, plus 1% until the principal sum is paid in full. The Maker will pay such interest semi-annually until the principal has been paid in full, except that all accrued but unpaid interest shall be due and payable at the stated or accelerated maturity hereof. This note may be prepaid in whole or in part at any time, without premium, penalty or prior notice.

     In the event that (a) the Maker fails to make any payment of interest on this note as provided herein and such failure continues for a period of 30 days or (b) the Maker files or has filed against the Maker any petition under any bankruptcy or insolvency law or for the appointment of a receiver or makes a general assignment for the benefit of creditors, then the entire unpaid principal of this note, together with accrued interest thereon, shall automatically become immediately due and payable. No failure by the holder to take action with respect to any default hereunder shall affect its subsequent rights to take action with respect to the same or any other default. In the event of default the Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, to the extent allowed by law.

     In order to secure the prompt payment of the principal of, interest on, and all other amounts in respect of this Note as the same shall become due and payable, the Maker hereby pledges to EFC, and grants EFC a security interest in, all right, title and interest of the Maker in and to all amounts that may be or become payable by EFC or any of its subsidiaries to the Maker by virtue of, or after, the Maker ceasing to be an employee of EFC or any of its subsidiaries (with the exception of any amounts in the Maker's Insurance and Education Fund established pursuant to Sections 4(a) and 4(b) of the Amended and Restated Employment Agreement between the Maker and EFC, dated October 1, 1996). EFC shall have all rights of a secured party under the Uniform Commercial Code as in effect in the State of New York, including without limitation all remedies available thereunder to a secured party in the event of a default in the performance of the obligation secured. The undersigned maker will take all actions reasonably requested by EFC to perfect such security interest. The security interest granted herein shall terminate when all principal and interest owed hereunder have been paid in full.

     The Maker hereby waives presentment, demand, notice of nonpayment, protest and all other demands, notices and defenses (other than payment) in connection with the delivery, acceptance, performance and enforcement of this note.

     This note shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of New York.

     IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of December, 1999.

                                 /s/ Robert S. Ehrlich
                                 -----------------------
                                 Robert S. Ehrlich